 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2013

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:         (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement.

On March 13, 2013, ZBB Energy Corporation entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of the Company’s common stock (the “Purchase Shares”) over the two-year term of the Purchase Agreement.

In accordance with the terms of the Purchase Agreement, upon Commencement (as defined in the Purchase Agreement), the Company will issue 1,725,490 shares of its common stock to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares” and together with the Purchase Shares, the “Securities”) and initially will sell 2,941,176 shares to Aspire Capital for total proceeds of $1,000,000 (the “Initial Purchase Shares”).  The Purchase Agreement provides that following the Commencement Date (as defined in the Purchase Agreement), the Company has the right, in its sole discretion, to sell up to an additional $9 million of shares to Aspire Capital over a 24-month period.  On any business day on which the closing sale price of the Company’s common stock equals or exceeds $0.15 per share, the Company may present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 200,000 Purchase Shares per business day at the applicable Purchase Price (as defined below); however, no sale pursuant to such Purchase Notice may exceed three hundred thousand dollars ($300,000) per business day, unless the Company and Aspire Capital mutually agree. The Company and Aspire Capital also may mutually agree to increase the number of shares that may be sold per business day to as much as an additional 2,000,000 additional Purchase Shares per business day. The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of (i) the lowest sale price for the Company’s common stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital for at least 200,000 Purchase Shares and the closing price of the Company’s common stock is higher than $0.40, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of the Company’s common stock equal to a percentage (not to exceed 30%) of the aggregate shares of common stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by the Company (the “VWAP Purchase Share Volume Maximum”). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lower of (i) the closing sale price on the date of sale and (ii) 95% of the volume weighted average price for the Company’s common stock traded on the NYSE MKT on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceeded the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum. Further, if the sale price of the Company’s common stock falls on the VWAP Purchase Date below the greater of (i) 90% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Price will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold and the volume weighted average price of our common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of our common stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by, and the timing of, each Purchase Notice or VWAP Purchase Notice are determined by the Company, at its sole discretion. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no trading volume requirements or restrictions under the Purchase Agreement. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions, including approval of the Company’s application for listing of additional shares by NYSE MKT, and indemnification and termination provisions. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty upon one business day’s notice. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. The Company did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction other than the Commitment Shares. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Company’s net proceeds will depend on the Purchase Price, the VWAP Purchase Price and the frequency of the Company’s sales of Purchase Shares to Aspire Capital; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares, including the Initial Purchase Shares, is $10 million under the terms of the Purchase Agreement. The Company’s delivery of Purchase Notices and VWAP Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement. In order to satisfy any NYSE MKT requirements, the number of shares which may be issued under the Purchase Agreement may not exceed an amount that would result in the Company breaching its obligations under the rules of the NYSE MKT. The Company expects to use proceeds from sales of Purchase Shares for general corporate purposes which may include working capital, capital expenditures, development costs, strategic investments, regularly scheduled debt payments or possible acquisitions.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated March 13, 2013. The Registration Rights Agreement provides, among other things, that the Company will register the issuance and sale of the Securities to Aspire Capital. In accordance with the Registration Rights Agreement, the issuance and sales of the Securities to Aspire Capital is being made under the Company’s Registration Statement on Form S-3 (File No. 333-171957), filed with the Securities and Exchange Commission on January 31, 2011, as amended and supplemented from time to time (the “Registration Statement”), and the Company has filed a prospectus supplement (the “Aspire Capital Prospectus Supplement”) to the Registration Statement related to the Commitment Shares, Initial Purchase Shares and an additional $6.5 million of the Purchase Shares available under the Purchase Agreement. The Company further agreed that in the event the number of shares available under the Registration Statement is not sufficient to cover the Securities, the Company will amend the Registration Statement or file a new registration statement, as necessary, to register the additional $2.5 million of the Purchase Shares available under the Purchase Agreement and that it will indemnify Aspire Capital for certain liabilities in connection with the sale of the Securities under the terms of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The foregoing summaries of the Purchase Agreement and Registration Rights Agreement are not a complete description of all the terms of those agreements.  For a complete description of all terms, please refer to the full text of the definitive transaction agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.  This Current Report also incorporates by reference the Purchase Agreement and Registration Rights Agreement into the Registration Statement.

In addition to the Purchase Agreement and Registration Rights Agreement, Exhibits 5 and 23 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

The information contained in this Current Report on Form 8-K does not constitute an offer to sell or solicitation of offers to buy the Securities or any other securities.

Item	8.01. Other Events.

On March 15, 2013, the Company issued a press release announcing that it has entered into the Purchase Agreement with Aspire Capital. A copy of the press release is filed as Exhibit 99 to this Current Report and is incorporated herein by reference.

On March 15, 2013, pursuant to Rule 424(b)(5) under the Securities Act, the Company filed the Aspire Capital Prospectus Supplement. The Aspire Capital Prospectus Supplement is incorporated by reference herein.

Item	9.01. Financial Statements and Exhibits.

 Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: March 15, 2013	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5	Opinion of Godfrey & Kahn, S.C.

10.1	Common Stock Purchase Agreement between ZBB Energy Corporation and Aspire Capital Fund, LLC, dated March 13, 2013

10.2	Registration Rights Agreement between ZBB Energy Corporation and Aspire Capital Fund, LLC, dated March 13, 2013

23	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5)

99	Press release, dated March 15, 2013, issued by ZBB Energy Corporation, furnished herewith